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                                                                   Exhibit 10.30

                        SEPARATION AGREEMENT AND RELEASE

     THIS SEPARATION AGREEMENT AND RELEASE (the "Agreement") is made and entered into as of the 20th day of June, 1997 by and between CROSS-CONTINENT AUTO RETAILERS, INC. ("C-CAR" or "Company") and EMMETT M. RICE, JR. ("Mr. Rice").

                                    RECITALS

     A. WHEREAS, Mr. Rice intends to voluntarily resign from employment with C-CAR, and C-CAR intends to accept his resignation as of the date hereof.

     B. WHEREAS, C-CAR and Mr. Rice desire to resolve all existing or potential disputes, claims, or causes of action, known or unknown, that have arisen or may arise between them and growing out of any act or omission of C-CAR or any of its affiliated entities, including but not limited to, any act or omission relating to Mr. Rice's employment with C-CAR, or his resignation therefrom, and any other positions and activities that Mr. Rice held or continues to hold with C-CAR or any of its affiliated entities.

     C. WHEREAS, C-CAR and Mr. Rice have negotiated in good faith and desire to enter into an agreement resolving all such existing or potential disputes, claims, and causes of action, known or unknown, as of the date of this Agreement upon the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto voluntarily agree as follows:

          1. SETTLEMENT COMPENSATION. Upon the valid execution of this Agreement by both parties hereto, C-Car shall grant to Mr. Rice a non-qualified option to purchase one-hundred thousand (100,000) shares of Cross-Continent Auto Retailers, Inc. common stock at $10.00 per share. This option will vest on the date this Agreement is executed by both parties and may be exercised within a period of ten (10) years after the date this Agreement is executed by both parties.

          2. PAYMENT OF ATTORNEYS' FEES. Both parties agree to pay their own legal fees and expenses incurred by them for legal services rendered with respect to the review and negotiation of this Agreement.

          3.   CONTINUATION OF INDEMNIFICATION RIGHTS

               a. In addition to any other rights Mr. Rice may have under this Agreement or otherwise, Mr. Rice shall be entitled and continue to be entitled, as a matter of separate contract, and without duplication of payment or compensation, to mandatory indemnification and advancement of expenses to the full extent indemnification and advancement of expenses

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               (whether mandatory or permissive) may be available to Eligible
               Persons (as hereinafter defined) under the Indemnification Provisions (as hereinafter defined), regardless of any amendments thereto, restatements thereof, or repeal thereof or any adoption of new or superseding bylaws or statutory provisions, any of which may hereafter occur.

               b. C-CAR expressly agrees that Mr. Rice is and shall continue to be an Eligible Person for purposes of all Indemnification Provisions and for all purposes of this Agreement. C-CAR expressly agrees that the right of indemnification and advancement of expenses and the other rights provided hereunder shall continue indefinitely as to any proceedings now pending or threatened or which may hereafter be brought or threatened. The rights provided hereunder shall not be deemed exclusive of any other rights that Mr. Rice may now or hereafter have under any law, statute, or regulation, the Certificate of Incorporation or Bylaws of C-CAR, any agreement or any resolution of the Board of Directors of C-CAR, any committee thereof or appointed thereby, or the shareholders of C-CAR, or otherwise.

               c.   For purposes of this Paragraph 3:

                    (1) "Eligible Person" shall mean any present, former, or future director, officer, agent, or employee of C-CAR or any person presently serving, who formerly served or who in the future may serve as a director, officer, agent, employee, partner, venturer, proprietor, trustee, or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise at C-CAR's request. For purposes of this definition, service in any such capacity with or for any present or former subsidiary or other affiliated enterprise of C-CAR and service in any such capacity with any trust or employee benefit plan for employees of C-CAR or its affiliated companies shall be deemed to have been at C-CAR's request.

                    (2) "Indemnification Provisions" shall mean: (a) the Certificate of Incorporation of C-CAR as amended or restated and in effect as of the date of execution of this Agreement,
                    (b) the Bylaws of C-CAR as amended or restated and in effect as of the date of execution of this Agreement, and (c)
                    Section 145 of the Delaware General Corporation Law ("DGCL") as amended and in effect as of the date of execution of this Agreement.

                    (3) To the extent any term used in this Paragraph 3 is not defined herein, such term shall have the meaning specified in Section 145

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                    of the DGCL, as amended and in effect on the date of
                    execution hereof.

          4. RELEASE OF C-CAR. In consideration of the above stated compensation and agreements by C-CAR, Mr. Rice forever and unconditionally releases and discharges C-CAR and any of its affiliate companies or divisions and each of their owners, directors, officers, employees, assigns, representatives, or agents ("Releasees") from any and all claims, complaints, or causes of action, known or unknown, of any nature whatsoever that have arisen or may arise from any act or omission of C-CAR or any of its affiliated entities including, but not limited to, any act or omission relating to or arising out of Mr. Rice's employment with C-CAR or his resignation therefrom. Such release encompasses, but is not limited to, any and all claims of any type or nature by Mr. Rice for wages, salary, bonuses, or other benefits of active employment with C-CAR. Such release also encompasses, but is not limited to, claims of any type or nature under federal or state tort or common law, alleged contract or any federal, state, or local statutes, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Texas Workers Compensation Act, and the Texas Commission on Human Rights Act.

     THIS RELEASE INCLUDES, BUT IS NOT LIMITED TO, ANY CLAIM OF ANY TYPE OR NATURE ARISING OUT OF MR. RICE'S ACTIVE EMPLOYMENT WITH C-CAR AND ANY BENEFITS OF ANY KIND OR NATURE WHATSOEVER ASSOCIATED WITH MR. RICE'S EMPLOYMENT. NOTWITHSTANDING THE FOREGOING, NEITHER THIS RELEASE NOR ANY OTHER PROVISION OF THIS AGREEMENT SHALL BE DEEMED A WAIVER OR RELEASE BY MR. RICE OF ANY OF (I) HIS RIGHTS UNDER THIS AGREEMENT, (II) ANY RIGHTS HE MAY HAVE UNDER ANY ERISA EMPLOYEE BENEFIT PLANS OF C-CAR OR ITS AFFILIATES (the "Plans"), (III) HIS RIGHTS TO COBRA CONTINUATION COVERAGE, OR (IV) HIS RIGHTS OR CLAIMS AS A PARTNER UNDER THE STOCK PURCHASE AGREEMENT AS DEFINED BELOW.

          5. INSURANCE COVERAGE. C-CAR agrees that it will continue all Mr. Rice's insurance coverages until that certain Stock Purchase Agreement dated June 20, 1997, by and between C-CAR and Mr. Rice, terminates or the final closing of the transaction contemplated by the Stock Purchase Agreement occurs. The costs of such coverages shall be borne by the parties as such costs are currently borne.

          6. AGREEMENT TO RESIGN FROM THE BOARD OF DIRECTORS. In further consideration of the above payments and agreements by C-CAR, Mr. Rice agrees that he will resign his position on the Board of Directors which he now holds with C-CAR. Mr. Rice shall submit his resignation from the Board of Directors, in writing, effective as of the date of this Agreement.

          7. AGREEMENT NOT TO FILE COMPLAINT. As further inducement for C-CAR to enter this Agreement, Mr. Rice agrees that he will not file any complaint, petition, lawsuit, charge

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or claim against C-CAR or any of the Releasees regarding or involving any and all claims, complaints, or causes of action, known or unknown, of any nature whatsoever that have arisen or may arise from any act or omission of C-CAR or any of its affiliated entities including, but not limited to, any act or omission relating to Mr. Rice's active employment with C-CAR or his resignation therefrom with any local, state, or federal agency or court, except for any such lawsuit specifically required for Mr. Rice's enforcement of his rights under this Agreement or his rights under the Plans. If Mr. Rice or anyone acting on his behalf files any lawsuit, petition, complaint, or charge, not specifically related to enforcement of this Agreement, his rights under the Plans, or his right to COBRA continuation coverage, against C-CAR or any of the Releasees regarding or involving Mr. Rice's active employment with C-CAR, Mr. Rice will immediately request such agency or court to withdraw from the matter and dismiss such action, and, subject to the ten-day opportunity to obtain the withdrawal or dismissal thereof as set forth in the following sentence, Mr. Rice will reimburse C-CAR and the Releasees for any and all costs, including attorneys' fees, incurred as a result of such complaint, petition, lawsuit, or charge. In the event any such lawsuit, petition, complaint, or charge is filed against C-CAR or any of the Releasees, Mr. Rice shall have ten days after receipt of written notice from C-CAR of such filing, in which to obtain the withdrawal or dismissal thereof before he shall become liable to C-CAR or the Releasees for reimbursement as set forth above.

          8. NO ADMISSION BY C-CAR. This Agreement shall not in any way be construed as an admission by C-CAR of any illegal act or violation of any federal, state, or local statute, law, ordinance, or any right whatsoever against Mr. Rice or any other person. Further, C-CAR specifically disclaims any such illegal act or violation against Mr. Rice or any other person.

          9. CONFIDENTIALITY AGREEMENT. The parties hereto agree that (a) except as provided for herein, or as may be required by law or judicial process, they will keep the terms, amount, and fact of this Agreement completely confidential, and (b) they will not make any public disparaging statements about the other to any third person or party.

          10. REMEDIES FOR BREACH. The parties hereto agree that if any party breaches this Agreement, the breaching party must reimburse the non-breaching party for any and all loss, cost, damage, or expense, including, without limitation, attorneys' fees arising out of any such breach of this Agreement.
In addition, any breach of this Agreement will entitle the non-breaching party to seek injunctive relief and to recover any actual damages incurred as a result of such breach.

          11. NO RELIANCE ON REPRESENTATIONS BY C-CAR. Mr. Rice represents and acknowledges that in executing this Agreement, he does not rely and has not relied upon any prior representation made by C-CAR, the Releasees or any of their employees, officers, agents, representatives, or attorneys concerning the subject matter of this Agreement.

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          12.  BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of Mr. Rice and C-CAR, and their heirs, third party beneficiaries, administrators, representatives, executors, successors, and assigns.

          13. GOVERNING LAW AND CHOICE OF VENUE. This Agreement is made within the State of Texas and shall, in all respects, be interpreted, enforced, and governed in accordance with the law of the State of Texas, and shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for or against a party hereto. C-CAR and Mr. Rice agree that any disputes between them or their heirs, third party beneficiaries, administrators, representatives, executors, successors, and assigns arising out of this Agreement, on any subject covered by this Agreement and which results in litigation, shall be adjudicated, as is appropriate, in either a United States District Court for the District of Texas encompassing Potter County, Texas or a Texas State District Court within Potter County, Texas.

          14. SEVERABILITY PROVISION. Should any provision of this Agreement be declared to be or determined to be illegal or invalid, the validity of the remaining parts of this Agreement will not be affected. Moreover, if any one or more of the provisions of this Agreement shall be held to be excessively broad as to duration, activity, or subject, such provision(s) shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

          15. REPRESENTATION OF MR. RICE. By Mr. Rice's signature below, he represents and confirms that he: (a) has read this Agreement carefully and completely; (b) has been advised to consult with legal and financial counsel concerning this Agreement, has had ample opportunity to do so and has, in fact, either done so or decided, solely of his own volition, not to do so; (c) understands all of the provisions contained in this Agreement; and (d) executes this Agreement voluntarily and of his own free will.


SIGNED in Amarillo, Texas on this 20th day of June, 1997.



       /s/ Emmett M. Rice, Jr.
-------------------------------------
Emmett M. Rice, Jr.


CROSS-CONTINENT AUTO RETAILERS, INC.



By        /s/ Bill Gilliland
-------------------------------------
     Bill Gilliland, Chairman & CEO

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